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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Stock Plan of Juniper Networks, Inc. of our report dated January 13, 2004 (except for Note 18, as to which the date is February 9, 2004), with respect to the consolidated financial statements and schedule included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
August 16, 2004